                                                                      EXHIBIT 99

[IKONICS CORPORATION LOGO]


NEWS CONTACT:  Bill Ulland                                 FOR IMMEDIATE RELEASE
               Chairman, President & CEO                   October 31, 2005
               (218) 628-2217


IKONICS REPORTS 40% INCREASE IN PROFITS ON RECORD THIRD QUARTER SALES

DULUTH, MN - IKONICS Corporation, a Duluth based imaging technology company, reported record third quarter sales of $3,462,000, a 4% increase over the third quarter of 2004. Earnings for the third quarter of 2005 increased by 40% over the same period in 2004 to $287,000, or $0.14 per diluted share.

Bill Ulland, IKONICS CEO, said that the strong earnings reflect higher margins related to an improved product mix and reduced expenses. He added, "I am pleased with these bottom line results in an environment of increasing raw material costs, and I am optimistic for the rest of the year."

IKONICS recently introduced a new patent applied for photoresist film called UltraVinyl targeted at the monument and architectural markets. According to Ulland, UltraVinyl opens up new market opportunities for the company and market tests here and in Europe have been very encouraging.




This press release contains forward-looking statements regarding sales, net earnings, and new products that involve risks and uncertainties. The Company's actual results could differ materially as a result of domestic and global economic conditions, competitive market conditions, acceptance of new products, the ability to identify and make suitable acquisitions, as well as the factors described in the Company's Form 10-KSB, Forms 10-QSB and other reports on file with the SEC.


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                               IKONICS CORPORATION

                 CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
     For the Three Months and Nine Months Ended September 30, 2005 and 2004



                                                           THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                        9/30/05           9/30/04          9/30/05          9/30/04
                                                        -------           -------          -------          -------
Net sales                                            $  3,462,253      $  3,324,135     $ 10,532,775     $ 10,390,348
Costs and expenses net of interest income               3,045,639         3,045,228        9,702,465        9,520,748
                                                     ------------     -------------     ------------     ------------
Income before income taxes                                416,614           278,907          830,310          869,600
Income tax expense                                        129,150            73,672          243,929          229,294
                                                     ------------     -------------     ------------     ------------
Net income                                           $    287,464     $     205,235     $    586,381     $    640,306
                                                     ============     =============     ============     ============
Earnings per common share-diluted                    $        .14     $         .10     $        .30     $        .32
                                                     ============     =============     ============     ============
Average shares outstanding-diluted                      1,986,033         2,014,707        1,980,151        2,008,202




                            CONDENSED BALANCE SHEETS
                 As of September 30, 2005 and December 31, 2004


        ASSETS                                        9/30/05           12/31/04
                                                      -------           --------
                                                    (UNAUDITED)

        Current assets                              $7,373,868       $ 6,906,349
        Property, plant and equipment, net             899,502         1,028,830
        Intangible assets                              304,034           292,349
        Deferred income taxes                           65,000            65,000
        Investment in non-marketable
           equity securities                           450,790           197,460
                                                    ----------       -----------

                                                    $9,093,194       $ 8,489,988
                                                    ==========       ===========

        LIABILITIES AND STOCKHOLDERS' EQUITY
        Current liabilities                         $1,008,707       $ 1,075,772
        Long term debt                                       0                 0
        Stockholders' equity                         8,084,487         7,414,216
                                                    ----------       -----------
                                                    $9,093,194       $ 8,489,988
                                                    ==========       ===========



                  CONDENSED STATEMENTS OF CASH FLOW (UNAUDITED)
                For Nine Months Ended September 30, 2005 and 2004

                                                                 9/30/05          9/30/04
                                                                 -------          -------
         Cash flows provided by operating activities          $   606,004       $ 1,079,265
         Cash flows used in investing activities                 (334,476)         (152,410)
         Cash flows provided by financing activities               55,094           182,372
                                                              -----------       -----------
         Net increase in cash and cash equivalents                326,622         1,109,227
         Cash and cash equivalents at beginning of period       2,737,460         1,507,794
                                                              -----------       -----------
         Cash and cash equivalents at end of period           $ 3,064,082       $ 2,617,021
                                                              ===========       ===========